SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                              TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              January 9, 1998

                                                        -----------------------

                                VACU-DRY COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)


        01912                                         94-1069729
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(Commission File Number)                   (I.R.S. Employer Identification No.)

              7765 Healdsburg Avenue, Sebastopol, California 95472
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          (Address of Principal Executive Offices)        (Zip Code)

                                 (707) 829-4600
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Repurchase of Common Stock
         ---------------------------

         On January 9 and 20, 1998 the Company completed the purchase of two blocks of its Common Stock aggregating 139,100 shares, equal to approximately 8.5% of its outstanding Common Stock. The shares were purchased in two privately negotiated transactions: 94,000 shares from Catherine C. Boothe, a beneficial owner of approximately 10.3% of the Company's Common Stock, and 45,100 shares from trusts for the benefit of Kenneth P. Gill (a director of the Company) or members of his family. The purchase price in each transaction was $6.00 per share. Payment was made by delivery of the Company's subordinated, interest-only notes. The notes bear interest at 8-1/2% per annum and are due in full in five years. Payment of principal and interest is subordinated to any of the Company's indebtedness to banks and other financial institutions. The shares were purchased for use in possible future acquisitions, for issuance pursuant to employee stock option and stock purchase plans and for other corporate purposes. While the Company may make additional purchases of its stock from time to time, it does not contemplate making any purchases of such shares in the public markets.

ITEM 7.  Exhibits
         ---------

         7.1 Press release issued in connection with the Company's share repurchases.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VACU-DRY COMPANY
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Date: January 22, 1998               By:  /s/ Gary L. Hess
                                        ------------------------------------
                                                     Gary L. Hess
                                      Its: President and Chief Executive Officer

                                   EXHIBIT 7.1

                             FOR IMMEDIATE RELEASE
                    ----------------------------------------


January 21, 1998


Contact:    Gary L. Hess, President   -    707/829-4600

VACU-DRY COMPANY REPURCHSES COMMON STOCK


SEBASTOPOL, CALIFORNIA...............................January 21, 1998 - Vacu-dry
Company (NASDAQ: VDRY)announced today that it has repurchased 139,100 shares of its Common Stock in the month of January.

The shares were repurchased by the Company in two blocks, aggregating to approximately 8.5% of its outstanding Common Stock. The repurchases were effected in privately negotiated transactions.

The shares were purchased for use in possible future acquisitions, for issuance pursuant to employee stock option and stock purchase plans and for other corporate purposes. The Board of Directors believes that at current price levels its Common Stock represents an attractive investment opportunity for the Company. While the Company may make additional purchases of its stock from time to time, it does not contemplate making any purchases of such shares in the public markets.

Vacu-dry Company has been engaged in the production of low moisture fruits since 1933. The Company's products include low moisture and evaporated fruits, bulk apple juice, apple juice concentrate, private label drink mixes and low moisture food for the food storage market.

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